Exhibit 10.5
Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

May 30, 2025
Wells Fargo Bank, National Association, as Administrative Agent
550 South Tryon Street, 22nd Floor
Charlotte, North Carolina 28202
Attn: Ethan Vink
Ladies and Gentlemen:
Reference is made to that certain the Third Amended and Restated Credit Agreement, dated as of June 29, 2023, as amended by the First Amendment to Third Amended and Restated Credit Agreement, dated as of November 3, 2023, by the Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 23, 2024, by the Third Amendment to Third Amended and Restated Credit Agreement, dated as of February 25, 2025, and by the Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of May 30, 2025 (as so amended, the “Credit Agreement”), among Service Properties Trust, a real estate investment trust organized under the laws of the State of Maryland (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), and to that certain Amended and Restated Pledge Agreement, dated as of June 29, 2023, as amended by that certain Pledge Supplement No. 1, dated as of the date hereof (as so amended and supplemented, the “Pledge Agreement”), among the Borrower and certain Subsidiaries of the Borrower from time to time party thereto, as Pledgors, and the Administrative Agent. The terms defined in the Credit Agreement and the Pledge Agreement are used herein as therein defined, unless otherwise defined herein.

Pursuant to Section 7.14(b) of the Credit Agreement, the Borrower hereby requests that, upon satisfaction of the Replacement Mortgage Collateral Requirement (as defined in the Third Amendment), the Administrative Agent release the Lien in favor of the Administrative Agent in the Pledged Interests of HPT Cambridge LLC, HPTMI Hawaii, Inc., HPTMI Properties Trust and Royal Sonesta, Inc. (the “Released Pledged Interests”) under the Pledge Agreement. Please evidence the release of the Lien in favor of the Administrative Agent in the Released Pledged Interests (the “Release”) by (i) executing a copy of this letter and returning it to the Borrower, (ii) returning the original share certificates representing the Released Pledged Interests to our counsel, Sullivan & Worcester LLP, One Post Office Square, Boston MA 02109, attn: Jeffrey Morlend, (iii) terminating the UCC-1 financing statement filed with the New York Department of State naming the Administrative Agent as secured party and HPT SN Holding, Inc. as debtor, to reflect the release of the Pledged Interests of HPT Cambridge LLC and Royal Sonesta, Inc.

from the Lien of the Pledge Agreement, (iv) terminating the UCC-1 financing statement filed with the State Department of Assessments and Taxation of Maryland naming the Administrative Agent as secured party and HPTMI Properties Trust as debtor, to reflect the release of the Pledged Interests of HPTMI Hawaii Inc. from the Lien of the Pledge Agreement, and (v) amending the UCC-1 financing statement filed with the State Department of Assessments and Taxation of Maryland naming the Administrative Agent as secured party and Borrower as debtor, to reflect the release of the Pledged Interests of HPTMI Properties Trust from the Lien of the Pledge Agreement.

Pursuant to Section 7.14(b) of the Credit Agreement, the Borrower confirms, as of the date hereof and upon the release requested hereby, that (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such release, (ii) each Property Release in respect of each Released Property (as defined in the Third Amendment) (each, a “Specified Property Release”) has been effected in accordance with Section 7.15(b) of the Credit Agreement and all conditions set forth therein have been satisfied to the satisfaction of the Administrative Agent (other than the requirement that any such Property Release be in connection with a Qualified Collateral Property Sale or other qualifying event or circumstance prompting the release request as required under Section 7.15(b) of the Credit Agreement), (iii) upon giving effect to each Specified Property Release, no issuer of any of the Released Pledged Interests owns any Collateral Property, and (iv) the Replacement Mortgage Collateral Requirement (as defined in the Third Amendment) has been satisfied.

It is understood and agreed that (i) except as expressly set forth herein, no Collateral is released by the Administrative Agent’s execution hereof, and the Pledge Agreement and the Administrative Agent’s Liens on and security interests in all other Collateral granted thereunder shall remain in full force and effect, and (ii) nothing herein shall release, nor be deemed to release, any Collateral except as expressly permitted in accordance with, and subject to the terms of, the Credit Agreement and the other Loan Documents.

[Signature page follows]

Very truly yours,

SERVICE PROPERTIES TRUST

		By:	/s/ Brian E. Donley
Brian E. Donley
Chief Financial Officer and Treasurer
Dated: August 5, 2025

Acknowledged and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Scott Solis
Name:	Scott Solis
Title:	Managing Director